UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 28, 2013

ZION OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33228	20-0065053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231

 (Address of principal executive offices, including Zip Code)

214-221-4610

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 27, 2013, Zion Oil & Gas, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) the prospectus supplement dated as of March 27, 2013 and accompanying base prospectus (collectively, the “Prospectus”) relating to the Company’s Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan”). The Prospectus forms a part of the Company’s Registration Statement on Form S-3 (File No. 333-174266) which was declared effective by the SEC on May 26, 2011 (the “Registration Statement”).

The Company is filing the items included in Exhibits 4.1, 4.2 and 5.1 to this Current Report on Form 8-K, each of which relates to the offering, for the purpose of incorporating such items as exhibits to the Registration Statement.

Under the previously announced offering, the Company is offering (a) shares (each a “Share” and collectively the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), and (b) through August 30, 2013, units (the “Units”) of the Company’s securities with each unit comprised of (i) one (1) share of Common Stock and (ii) a warrant to purchase an additional share of the Company’s Common Stock at an exercise price of $2.00 per share (each a “Warrant” and collectively the “Warrants”; together with the Shares, the Units the “Securities”). The Securities are being offered by the Company in accordance with the terms of the Plan as described in the Prospectus.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1           Form of Warrants included in the Units

4.2           Warrant Agreement dated as of March 12, 2013 between Zion Oil & Gas Inc, and Registrar and Transfer Company, as Warrant Agent

5.1           Opinion of Aboudi & Brounstein regarding the validity of the Units, the Common Stock and Warrants included in the Units and the shares of Common Stock issuable upon exercise of the Warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: March 28, 2013	By:	/s/ Victor G. Carrillo
Victor G. Carrillo
President and Chief Operations Officer